Exhibit 99.1

PRESS RELEASE

INX Provides 2010 and First Quarter 2011 Business Trends Update

DALLAS--(BUSINESS WIRE)--INX Inc. (NASDAQ: INXI) (the “Company”; or “INX”) today provided an update on business trends, expected results of operations for 2010 and its first quarter ended March 31, 2011, and the status of completing its 2010 audited financial statements and the restatement of certain previously issued financial statements.

BUSINESS UPDATE:

The Company was unable to complete its restatement of certain previously issued financial statements and announce financial results last week, as contemplated, so the Company is providing an update on its expectations for certain key components of operating results, as well as a business trends update similar to the quarterly updates provided during the past year.  Note that “bookings” as used herein represent net credit approved customer orders for products and “billings” as used herein represent invoicing of customers at contract amount for products and services, neither of which is the same as “revenue” determined in accordance with Generally Accepted Accounting Principles (“GAAP”).  Statements related to revenue and profitability on a GAAP basis made herein are the Company’s expectations at this time, are unaudited, and are subject to the completion of the audit.

For the year ended December 31, 2010 (unaudited):

•	Total revenue for 2010 increased by more than 35% compared to 2009 to over $300 million.
•	The Company was profitable on a GAAP basis for 2010 and results improved substantially compared to 2009. The 2010 results included approximately $4.1 million of costs related to the restatement.
•	Product bookings increased by approximately 27% compared to 2009.
•	Product billings increased by approximately 35% compared to 2009.
•	Services billings decreased by approximately 15% compared to 2009.

For the quarter ended March 31, 2011 (unaudited):

•	Total revenue is expected to be in the range of $74 million to $79 million.
•	Product bookings increased by approximately 26% compared to the prior year period.
•	Product billings increased by approximately 27% compared to the prior year period.
•	Services billings increased by approximately 10% compared to the prior year period.

Commenting on the trends in the Company's business, Mark Hilz, the Company's President and CEO, said “Given the distractions and costs related to the financial restatement project, we are very pleased with our overall performance for 2010. We were able to grow revenue and improve profitability substantially in 2010. We believe we exceeded industry growth rates for 2010 and as indicated by our first quarter performance we continue to experience growth.  Services revenue in 2010 decreased due to the loss of a large Federal government contract in the fourth quarter of 2009, as we have previously disclosed, but as indicated by the growth in services billings in the first quarter of 2011 we are recovering from the loss of that large contract.  Product bookings for the first quarter of 2011, an indicator of near-term customer demand grew 26% as compared to the prior year. The first quarter actually finished better than our forecast of 8% to 21% growth we provided with our most recent business trends update to investors in mid-February.  We continue to have a strong balance sheet, with no meaningful debt. Customer demand for INX offerings continues to be strong going into the second quarter and we expect a sequential improvement in bookings, billings and revenue as compared to the first quarter.”

UPDATE ON THE STATUS OF THE AUDIT AND RESTATEMENT

Commenting on the status of the completion of the restatement, James Long, the Company’s Executive Chairman, said “Over the past couple of weeks we have been in what we have referred to as the ‘final stages’ of completing the audit and restatement.  We continue to expect to conclude the audit and file our financial statements with the SEC in the very near future.  Revenue recognition-related accounting restatements, by their very nature, are complex.  This project has been a very trying and time consuming endeavor, and we look forward to concluding it.  While the best estimate of timing we can provide at this time continues to be ‘within a few days’, we are doing everything within our power to complete the audit as quickly as possible.  We will schedule the formal announcement of our results and the related investor conference call as soon as possible.  We appreciate the continued support of our investors as we work towards finalizing the audit and bringing the restatement to closure.”

SAFE HARBOR STATEMENT:

The statements contained in this document that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “pointing towards,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. The financial information contained in this press release is preliminary and subject to change until the Company files its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010 with the Securities and Exchange Commission.  All numbers and financial information, including references to revenue and operating income set forth in this press release are unaudited and are subject to change until the Company completes its audit.

Actual results could differ materially from the forward-looking statements contained herein due to numerous factors, including:

•
Currently unforeseen events that cause further delays in the Company's ability to publish its financial results within the time period indicated herein, or provide an accurate estimate of the time required to publish its financial results.

•	Currently unforeseen events that cause the final audited financial results to differ from what the Company currently expects.
•	Events that occur or adjustments made after the date of this announcement.
•	Market and economic conditions, including capital expenditures by enterprises for network, telephone communications and data center systems products and services.
•	Unexpected customer contract cancellations.
•	Credit and financial market conditions that could impact customers' ability to finance purchases.
•	Catastrophic events.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. All information in this press release, including the statements concerning the Company’s expectations for 2010 results made in advance of the completion of the audit, is as of the date of this press release, including the Company’s estimates of revenue and profitability for 2010 made in advance of the completion of its audit, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP communications and data center solutions for enterprise organizations. INX offers a suite of advanced technology solutions focused around the entire life-cycle of enterprise IP network communications and data center infrastructure. Solutions are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Customers include enterprise organizations such as corporations, healthcare organizations, educational institutions, and federal, state and local governmental agencies. Because of its focus, expertise and experience implementing and supporting advanced technology solutions for enterprises, INX believes it is well positioned to deliver superior solutions and services to its customers. Additional information about INX can be found on the Web at www.INXI.com.

CONTACT:

INX Inc.
Mark Hilz
President & CEO
713-795-2000